Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-245006) pertaining to the 2020 Stock Incentive Plan, 2020 Employee Stock Purchase Plan, and Nikola Corporation 2017 Stock Option Plan;
(2) Registration Statement (Form S-8 No. 333-268141) pertaining to the Nikola Corporation 2022 Inducement Plan and Romeo Power, Inc. 2020 Long-Term Incentive Plan;
(3) Registration Statement on (Form S-4 No. 333-267140), including any post-effective amendments thereto on Form S-8;
(4) Registration Statement (Form S-3 No. 333-264068);
(5) Registration Statement (Form S-3 No. 333-268139) pertaining to the resale of up to 43,229,689 shares of common stock; and
(6) Registration Statement (Form S-1 No. 333-263510) pertaining to the resale of up to 17,025,590 shares of common stock;

of our reports dated February 23, 2023, with respect to the consolidated financial statements of Nikola Corporation and the effectiveness of internal control over financial reporting of Nikola Corporation included in this Annual Report (Form 10-K) of Nikola Corporation for the year ended December 31, 2022.
/s/ Ernst & Young LLP
Phoenix, Arizona
February 23, 2023